Exhibit 10.1

[Investor] and KBS Fashion Group Ltd.

[Investor]和KBS时尚集团有限公司

Binding Memorandum of Understanding

February 26, 2021

具有约束力的备忘录草案

February 26, 2021

This Summary of Terms and Provisions sets forth the principal terms of a transaction relating to the private financing of USD1,500,000 lead by [Investor] (“Investors”) to KBS Fashion Group Ltd (“KBSF”).

本条款和规定摘要列出领投[Investor] KBS时装集团有限公司(“KBSF”)私募融资USD1,500,000的主要条款。

Overview 概述

Investors shall purchase up 100,000 of the preferred shares of KBSF at a price of USD15 per shares for an aggregate amount of USD 1,500,000.

投资者按每股USD15.00认购KBSF公司100,000优先股票， 总金额为USD1,500,000。

Each preferred share has a conversion right of 15:1 to KBSF common stock.

每优先股可转换为15股KBSF公司的股票。

Each conversion shall not exceed 9.99% of the outstanding shares of KBSF.

每次转股不超过KBSF公司9.99%的总股数。

All common shares are subject to 2 year lock up from the closing of the financing.

普通股有交易交割起两年锁定期。

Structure 结构	To be confirmed. 待确认。
Conditions to Closing 交易关闭条件

●     Completion and satisfaction of due diligence of both parties.

●     完成和接受双方尽职调查情况。

●     Obtaining of all requisite third party consents, creditor and lien holder consents and other necessary consents.

●     获得所有必要的第三方同意，债权人和留置权持有人同意和其他必要同意。

●     KBSF Shareholder approval having been obtained, and if necessary, NASDAQ approval.

●     已获得KBSF股东批准，如有必要，纳斯达克批准。

●     All necessary consents of KBSF boards.

●     获得所有KBSF的董事会同意。

Term 期限	This MOU shall have a term of 1 year. 本备忘录有效期为1年
Confidentiality 保密	Neither Party shall disclosed content of this MOU without prior authority of the non-disclosing party. 未经非披露方事先授权，任何一方不得披露本MOU备忘录的内容。
Language 文本语言	This MOU is made in Chinese and English language. In case of any discrepancy, the Chinese language shall prevail. 该谅解备忘录以中文和英文写成。 如有歧义，应以中文为准。

[Investor]

By:

KBS Fashion Group Ltd.

KBS时尚集团有限公司

By: